                                                                    EXHIBIT 10.2


                 PRODUCTION PROCUREMENT AGREEMENT # RMSS-ODI-96-01-0


This is an Agreement, dated as of October 25, 1996, by and between International Business Machines Corporation (IBM), a New York corporation and Overland Data, Incorporated (Supplier), a California corporation.

Statement of Intent

It is IBM's intention to do business with Suppliers who remain competitive in providing IBM with leading-edge technology at favorable prices on acceptable terms and conditions. Accordingly, from time to time, IBM intends to assess Suppliers' competitiveness in terms of pricing, continuity of supply, quality improvement, and cost reduction, and to notify Supplier if IBM determines that the Supplier is not competitive with its fully qualified competitors so that the Supplier can remedy the situation.

1.0 Product:

In return for the prices paid by IBM under this Agreement, Supplier shall provide IBM with materials, products, components, code, documentation, spare parts and/or related services (Products) according to the terms and conditions of the Product Specification and Price List (PSPL) which is an Attachment to this Agreement and the Work Authorizations issued under Section 3.0 below.

2.0 Term and Termination:

This Agreement shall commence on the date of execution by the parties and shall continue in full force and effect for a period of five years unless earlier terminated as provided in this Agreement. Either party may terminate this Agreement for material breach of the other party upon sixty (60) days written notice.

3.0 Work Authorization:

Only a Work Authorization issued by IBM or its subsidiaries (i.e. a Purchase Order, or other document or transaction defined in the PSPL as a Work Authorization), in either electronic or hard copy form, provides authorization to the Supplier to perform any work or produce any products under this Agreement. Only procurement personnel of IBM or its subsidiaries have the authority to issue Work Authorizations or direct work activity under the terms and conditions of this Agreement.

4.0 [*]

In accordance with the IBM/Overland Data Inc. Patent Cross License Agreement effective January 1, 1996, [*]

5.0 Supplier Actions:

    5.1 Product Modifications: No changes of any kind shall be made by Supplier in the form, fit or function of Products without IBM's prior written approval.
    Any safety changes or concerns brought up on their product must be reported to IBM within two working days.


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    5.2  Withdrawal of Products: Supplier shall notify IBM nine months prior to a withdrawal of any Product(s). IBM will then have six months to place orders and Supplier shall deliver such Product(s) before the withdrawal date or upon mutually agreed upon delivery terms.


    5.3 Change of Control: [*]


    5.4 [*]



    5.5 [*]


6.0 Supplier Representations/Warranties:

    6.1 Representations and Warranties:  Supplier represents and warrants:
         (i) it has the right to enter into this Agreement;
         (ii) Supplier's performance of this Agreement will not violate the terms of any license, contract, note or other obligation to which Supplier is a party, or any statute, law, regulation or ordinance to which Supplier is subject, including, without limitation, all health and safety and environmental statutes, laws, regulations and ordinances;
         (iii) no claim, lien, or action is pending or threatened against Supplier or its suppliers, subsidiaries, affiliates or parent company which would interfere with IBM's, its subsidiaries', distributors' or customers' use of the Products;
         (iv) the Products do not infringe any patent, trademark, copyright or other intellectual property rights of a third party:
         (v) none of the Products contain nor are any of the Products manufactured using ozone depleting substances including, without limitation, chloroflurocarbons, halons, methyl chloroform and carbon tetrachloride;
         (vi) each of the Products is safe for its intended use, and
         (vii) all Products provided to IBM under this Agreement are new and do not contain anything used or reconditioned.


    6.2 Product Warranty: The Supplier warrants that all Products provided to IBM are free from defects in design (except for designs provided by IBM), material and workmanship, and will conform to all of



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    Supplier's Product representations and specifications, the representations in Section 6.1 and in Attachment RMSS-ODI-96-01-A Section 2.1 and agreed-upon specifications. THE WARRANTIES IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THOSE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE.

7.0 Intellectual Property Rights and Indemnification:

Supplier shall own or have all rights and licenses under all U.S. and foreign copyrights and patents applicable to the Products, and Supplier grants IBM all rights and licenses necessary for IBM and its subsidiaries to exercise its rights under this Agreement. Supplier agrees to defend, hold harmless, and indemnify IBM from and against any claim that the Product infringes any intellectual property rights or any claim arising from the failure of Supplier to comply with its representations or warranties under this Agreement. If such a claim of infringement is made, the Supplier shall obtain for IBM the right to continue to use and market the Product or replace it with noninfringing product.


8.0 Trademarks and Trade Names:

Neither party may use any of the other party's or its subsidiaries' trademarks, trade names or brand names without the other party's written consent.


9.0 Limitation of Liability

In no event will either party be liable for any lost revenue, lost profits or consequential, incidental or punitive damages, even if advised in advance of the possibility of such damages. In no event shall IBM or its subsidiaries be liable to Supplier
    (i) under a Work Authorization for an amount greater than the amount due and unpaid under such Work Authorization, or
    (ii) under this Agreement for an amount greater than the amount due and unpaid under all outstanding Work Authorizations hereunder, as applicable. This limitation shall not apply to any liability of Supplier or IBM under the sections dealing with indemnification, intellectual property rights, and any confidentiality agreement entered into between Supplier and IBM.


10.0 General:

    10.1 Confidentiality: IBM and Supplier agree that the pricing terms of this Agreement are confidential. All other exchanges of confidential information between the parties pursuant to this Agreement shall be subject to and governed by AECI # TCU-0785 and AECI # TCU-1785 currently in place.


    10.2 No Agent: Supplier is an independent contractor and is not an agent of IBM for any purpose whatsoever. Each party is solely responsible for the acts of its employees and agents, including any negligent acts.


    10.3 Choice of Law, Waiver of Jury Trial: This Agreement shall be governed by the substantive laws of New York, without regard to its principles of conflicts of laws. The parties expressly waive any right they may have to a jury trial regarding disputes arising out of or related to this Agreement.


    10.4 Force Majeure: Neither IBM nor Supplier shall be in default or liable for any delay or failure to comply with this Agreement due to an act of nature, public enemy, government action, or freight

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    embargo beyond the control of the defaulting party, and the defaulting party shall provide the non-defaulting party immediate notice of any such anticipated delay or failure of compliance; provided, however, that any such act shall not relieve the defaulting party's obligations hereunder and such party hereby agrees to perform its obligations as soon as practicable after the conditions causing such delay or failure have subsided.


    10.5 Assignment: IBM and Supplier shall not assign their rights or delegate or subcontract their duties under this Agreement without the prior written consent of the other party. Any attempt to do so shall be void and of no effect.


    10.6 Rights of Subsidiaries: IBM and its subsidiaries may exercise any of the rights under this Agreement.


    10.7 Survival: The provisions set forth in Sections 6, 7, 8, 9, 10.3, 10.5, 10.6 and 10.7 shall survive and continue after any expiration, termination or cancellation of this Agreement and shall remain in effect until fulfilled, and apply to respective successors and permitted assigns.


    10.8 Waiver: In order for a waiver to be effective under this Agreement, it must be in writing signed by the party so waiving its rights. The waiver by either party of any instance of the other party's noncompliance with any obligation or responsibility herein shall not be deemed a waiver of subsequent instances.


    10.9 Severability: If any Section or Subsection of the Agreement, including this Attachment, is found by competent judicial authority to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of any such Section or Subsection in every other respect and the remainder of this Agreement shall continue in effect.


    10.10 No Publicity: Supplier may reference the fact that IBM is a customer of the Supplier with IBM's prior written consent. The Supplier agrees not to disclose the specific terms of the Agreement (including this Attachment), except as may be required by law or government regulation.


    10.11 Entire Agreement and Order of Precedence: This Agreement and its PSPL, together with Work Authorizations issued hereunder, constitute the entire Agreement between the parties with respect to the subject matter hereof and supersedes any prior or contemporaneous communications and understandings, whether written or oral, between the parties with respect to the subject matter hereof. In the event of any conflict in these various documents, the order of precedence will be:
         (i) the quantity, price, payment and delivery terms of a Work Authorization;
         (ii) the PSPL;
         (iii) this Agreement; and
         (iv) the remaining terms of the Work Authorization.



    10.12 Amendments: This Agreement may only be amended in writing signed by authorized representatives of each of the parties. To be effective, such amendment must specifically reference this Agreement.

    10.13 Counter Parts: This Agreement may be signed in one or more counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute the same agreement. Any signed copy of this Agreement made by reliable means (e.g. photocopy or facsimile) is considered an original.


IN WITNESS WHEREOF, the parties hereto have caused this Attachment to be signed by their respective duly authorized representatives.

ACCEPTED AND AGREED TO:                     ACCEPTED AND AGREED TO:

INTERNATIONAL BUSINESS
MACHINES CORPORATION                        OVERLAND DATA, INCORPORATED


/s/ Kenneth R. Niblett    10/26/96          /s/ Scott McClendon        10/29/96
----------------------------------          -----------------------------------
Authorized Signature         Date           Authorized Signature          Date


Kenneth R. Niblett                          Scott McClendon
----------------------------------          -----------------------------------
Printed Name                                Printed Name


W.W. Matls Mgr - Tape                       President & CEO
----------------------------------          -----------------------------------
Title                                       Title

                                                         EXHIBIT 10.2 ATTACHMENT


          PRODUCT SPECIFICATION & PRICE LIST ATTACHMENT #  RMSS-ODI-96-01-A
               TO PRODUCTION PROCUREMENT AGREEMENT  #  RMSS-ODI-96-01-0



This Product Specification & Price List Attachment # RMSS-ODI-96-01-A (Attachment) incorporated under Agreement # RMSS-ODI-96-01-0 ("Agreement") is entered into by and between Overland Data, Incorporated ("Supplier") and International Business Machines Corporation (IBM). All terms of the Agreement, including the defined terms, shall apply to this Attachment unless stated otherwise in the Attachment The term of this Attachment shall be from October 25, 1996 to October 25, 2001 (Attachment-Term).


1.0 PRODUCT DESCRIPTION

The Products are 3490E class 1/2" tape drives. The Product part numbers are set forth in Subsection 3.1. The Product is further described by the requirements set forth in the following specifications which are incorporated herein by reference:

- IBM Purchase Specification for 3490E Model Fxx Tape Drive - P/N 05H6880
- 3490E Model Fxx SCSI-2 Specification - P/N 05H6881
- Supplier Packaging and Materials Handling Specification # GA-219261-10.


2.0 PRODUCT REQUIREMENTS

    2.1 Product Warranties: Notwithstanding anything to the contrary, Supplier represents and warrants that at all times:

          (i) for a period of [*] in accordance with the Products shall operate in all specifications and requirements in this Attachment. Those Products that do not conform to this or any Other Product warranties shall, at IBM's option, be repaired or replaced (or the purchase price paid shall be credited or refunded) by Supplier within [*] of IBM's notification to Supplier, and Supplier agrees to reimburse IBM for all costs associated with such repair or replacement of Products;
          (ii) for Products that have a defect rate of [*](Epidemic Defect
          Rate), Supplier shall, at IBM's option and within 5 Days of IBM's notification to Supplier, repair or replace all Products (or, if IBM elects, the purchase price paid shall be credited or refunded) and Supplier shall, at IBM's option, reimburse IBM for all costs associated with such repair or replacement of Products of IBM, IBM subsidiaries, and its and their distributors and end users; (iii) Supplier shall, at IBM's option and within [*] of IBM's notification to Supplier, repair or replace Products (or the purchase price paid shall be credited or refunded) that are part of products that IBM, in its discretion, has recalled or provided other corrective actions for safety reasons associated with the Products, and Supplier shall, at IBM's option, reimburse IBM for all costs associated with such repair or replacement of Products of IBM. IBM subsidiaries, and its and their distributors and end users; (iv) any combination of the Products with other programs or products do not infringe any patent of a third party; (v) Supplier has, will maintain, and will submit to IBM, written evidence of the certifications and approvals specified in this Attachment for all Products, and that


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         Supplier will affix all required labels regarding such certifications and approvals on the appropriate area of each Product and packaging.

    The warranties in this Subsection 2.1 shall be considered to be part of the warranties in Subsection 6.1 of the Agreement and supplement any other warranties in Section 6.0.

    2.2 Product Field Support: In addition to the Product warranties, Supplier shall provide the following services in support of the Product during the warranty period as set forth in Subsection 2.1 above:

         (1) support IBM on all end user telephone calls regarding the Product;
         (2) support IBM regarding the determination of whether there is a defect (patent or latent), error or other problem ("Defects") with the Product; and
         (3) isolate and promptly correct all Defects with the Products, and provide such corrections to IBM in accordance with the parameters set forth below (these parameters are "time of the essence"):
              (a) for Defects that result in an emergency condition that causes critical impact to IBM schedule or that makes performance or continued performance of any feature or function impossible or impractical ("Severity Level 1 Defect" or "SL1 Defect"), Supplier shall use best efforts to provide corrections within [*] of the earlier of Supplier discovering the SL1 Defect or being informed of the SL1 Defect;
              (b) for Defects that significantly affect an IBM schedule or that make the performance or continued performance of any feature or function difficult and that cannot easily be circumvented or avoided on a temporary basis by the end user ("Severity Level 2 Defect" or "SL2 Defect"), Supplier shall use best efforts to provide corrections [*] of the earlier of Supplier discovering the SL2 Defect or being informed of the SL2 Defect;
              (c) for Defects that are not critical in that performance can be continued without difficulty or loss of data by easy circumvention or avoidance by the end user ("Severity Level 3 Defect" or "SL3 Defect"), Supplier shall use best efforts to provide correction [*] of the earlier of Supplier discovering the SL3 Defect or being informed of the SL3 Defect; and
              (d) for Defects that are minor which can be easily avoided or circumvented by the end user ("Severity Level 4 Defect" or "SL4 Defect"), Supplier shall use best efforts to provide corrections [*] of the earlier of Supplier discovering the SL4 Defect or being informed of the SL4 Defect.
         (4) comply with requirements in paragraph 2.6 and requirements put forth in attachment # RMSS-ODI-96-01-B from IBM Field Services related to spare parts sourcing and pricing. (The attachment #
         RMSS-ODI-96-01-B will be completed after the written approvals of the Production Procurement Agreement # RMSS-ODI-96-01-0 and the Product Specification and Price List Attachment # RMSS-ODI-96-01-A )
    IBM has the right to withhold all payments due to Supplier upon notice to Supplier of an SL1 or SL2 Defect, until such Defect is corrected to IBM's satisfaction.


    2.3 Product Certifications: The Products shall be delivered with proper product certifications as defined in the IBM Purchase Specifications listed in Section 1.0. IBM will be responsible for obtaining the NOM certification.


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    2.4 COO Product Certification:  Supplier hereby certifies that the Products purchased hereunder have the following country(ies) of origin. If there are any changes to this information, Supplier will notify IBM by providing a new country of origin certification signed by an authorized Supplier representative before shipping any Products other than those with the country of origin listed below for such Product. Supplier acknowledges that IBM will rely upon this certification, and timely updates to it, in making representations to IBM customers and to comply with various laws and regulations. If any part number listed has more than one country of origin, Supplier certifies that each country of origin is listed below, and Supplier agrees to deliver to IBM, within thirty (30) days of signing and within thirty (30) days prior to a sourcing origin change, instructions regarding how IBM can distinguish each country of origin for part numbers with more than one country of origin.

    [CONFIDENTIAL TREATMENT REQUESTED]

    2.5 Compatibility Requirements: The Products shall be compatible with IBM's system units, peripherals and operating systems as defined in the IBM supplied "SCSI-2 Specification" and "Purchase Specification" listed in
    Section 1.0.


    2.6 Spare Parts Availability: Notwithstanding anything to the contrary, Supplier shall maintain the capability to supply Spare Parts (i.e. the entire Product or portions of the Product as described herein or as subsequently described by IBM) during the term of this Attachment and for a period of 5 years thereafter. Spare Parts supply and pricing beyond the 5 year period will be negotiated on a year to year basis by the Supplier and IBM Field Service. Spare Parts which are portions of the Product (Field Replacement Units (FRUS)) and their prices will be defined in the Attachment #RMSS-ODI-96-01-B. Spare Parts ordering by IBM Field Service will have the same terms as the Product defined in paragraph 4.0. Orders for initial stocking by IBM Field Service will be discounted 10% from the standard FRU price.
    The Supplier shall not be required to provide "Code A" parts support to IBM on a twenty-four (24) hours / seven (7) days a week basis. "Code A" support requirements will be handled by a third party source defined by IBM. Supplier shall provide spare parts on a routine basis to the defined IBM "Code A" support third party at the same prices, terms and lead-times provided IBM as a part of this agreement. Emergency orders submitted by the defined IBM "Code A" support third party will be fulfilled by the supplier within 24 hours of receipt of order on the next general business day. Emergency orders will be at suppliers full list price.



3.0 PRICING

3.1 Product Pricing: Supplier shall make the Product available to IBM at the pricing specified below. The pricing in this Subsection 3.1 below as expressed in Work Authorizations ("WAS," i.e. written or electronic IBM purchase orders or other electronic transactions that are expressly identified as an authorization to perform work under the Agreement or this Attachment) shall be the only charges due to the Supplier from IBM. Supplier warrants that the pricing in Subsection 3.1 does not include sales taxes and that Supplier will not include any sales taxes on any Products purchased by IBM.

[*]

3.2 PAYMENTS:

[*]

4.0 WORK AUTHORIZATION LOGISTICS


Supplier will deliver Products as specified in WAs. The agreed to lead-time for IBM to issue WAs prior to delivery shall be 4 weeks. Supplier agrees to cooperate and use best efforts for cases where IBM requests a shorter lead-time. The following changes to Product order quantities on existing WAs may be made by IBM without cost or liability to IBM:

                                  Product      Product
     Number of Days Prior to      Quantity       Quantity       Cancellation
     Scheduled Delivery Date      Increase       Decrease       Charge
     ---------------------------------------------------------------------------
      0 to 30 Calendar Days          0%             0%             0%
     31 to 60 Calendar Days         25%            50%             0%
     61 to 90 Calendar Days         50%           100%             0%
      91 Plus Calendar Days        100%           100%             0%

IBM may provide a 12 month rolling estimated forecast for any quantities of Product that may be required. THESE FORCASTS ARE FOR PLANNING PURPOSE ONLY AND ARE NON-BINDING, IN NO EVENT SHALL THEY BE CONSTRUED AS A COMMITTMENT BY IBM TO PURCHASE PRODUCTS.. IBM MAKES NO REPRESENTATION OR WARRANTY AS TO THE QUANTITY OF PRODUCTS THAT IT WILL PURCHASE, IF ANY.


5.0 DELIVERY LOGISTICS

    5.1 Delivery Point:   All references to delivery as it applies to this
    Attachment shall mean delivery to an IBM designated location that will be further specified by IBM in a WA or separate letter.. The delivery point shall be FOB Dock- Overland Data, San Diego, CA.

    5.2 On-Time Delivery: Products and FRUs must be delivered no more than [*]. Time is of the essence. If Supplier cannot meet a scheduled delivery date, Supplier shall promptly notify IBM of Supplier's revised delivery date and IBM may, at its option, without limitation
         (i) cancel Products not delivered without charge,
         (ii) buy elsewhere and charge Supplier any cost differential,
         (iii) charge the Supplier for any premium costs (including, without limitation, shipping and handling costs) incurred as a result of the late delivery and


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         (iv) exercise all other remedies provided at law, in equity and in the
         Agreement (including this Attachment).

    5.3 Supplier agrees that the date of manufacture for all Products purchased by IBM shall be less than [*] from the date of delivery.




6.0 COMMUNICATIONS

All communications between the parties shall be carried out through the designated coordinators:


- All procurement, business and administrative communications between the parties shall be conducted through the following "Business Coordinators":

IBM:                                        Supplier:
------------------------------              -------------------------
William M. Johnston                         Robert E. Lidberg
IBM Corporation                             Overland Data Incorporated
9000 S. Rita Road                           8975 Balboa Avenue
Tucson, Arizona   85744                     San Diego, California  92123-1599
Phone: (520) 799-2732                       Phone: (619) 571-5555
FAX:   (520) 799-2510                       FAX:   (619) 571-0982


- Technical communications between the parties shall be conducted through the following "Technical Coordinators":

IBM:                                        Supplier:
------------------------------              -------------------------
W Allen Wright                              Chuck Stead  or  Robert E. Lidberg
IBM Corporation                             Overland Data Incorporated
9000 S. Rita Road                           8975 Balboa Avenue
Tucson, Arizona   85744                     San Diego, California  92123-1599
Phone: (520) 799-7246                       Phone: (619) 571-5555
FAX:   (520) 799-2090                       FAX:   (619) 571-0982


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- All legal notices shall be sent to the following addresses and shall be deemed received (a) 2 Days after mailing if sent by certified mail, return receipt requested or (b) on the date confirmation is received if sent by facsimile transmittal, to the party set forth below.
IBM:                                        Supplier:
------------------------------              -------------------------
William M. Johnston                         Robert E. Lidberg
IBM Corporation                             Overland Data Incorporated
9000 S. Rita Road                           8975 Balboa Avenue
Tucson, Arizona   85744                     San Diego, California  92123-1599
Phone: (520) 799-2732                       Phone: (619) 571-5555
FAX:   (520) 799-2510                       FAX:   (619) 571-0982


Each party may change its designated coordinators and/or addresses any time during the Attachment-Term by notifying the Business Coordinator (with a carbon copy to the Technical Coordinator or legal notice coordinator, as applicable) of the other party in writing.


7.0 TERMINATION

7.1 Termination for Cause: Either party may terminate this Attachment for material breach by the other party or in the event that the other party becomes insolvent, files, or has filed against it, a petition in bankruptcy or undergoes a reorganization pursuant to a petition in bankruptcy. Such termination shall become effective 30 Days after receipt of such notice, unless the party receiving notice remedies the cause cited in such notice within such 30 Day period. In the event Supplier terminates an Attachment as set forth in this Subsection 7.1, Supplier shall have the right to cancel all outstanding WAs. In the event IBM terminates an Attachment as set forth in this Subsection 7.1, Supplier shall immediately
    (a) cease all work and shall treat all applicable outstanding WAs in accordance with Subsection 7.2 as if all outstanding WAs were canceled for cause,
    (b) prepare and submit to IBM an itemization of all completed and partially completed Products under such WAs, and at IBM's sole option and only upon IBM's written direction, Supplier shall deliver to IBM the
         (i) number of IBM requested completed Products at the prices set forth in the applicable WA and
         (ii) IBM requested partially completed Products at a price to be agreed to by the parties, but in no event shall such price be greater than the per unit price of the Product ,
    (c) allow IBM access to Supplier's premises to take possession of all IBM owned property or to file a security interest in such property,
    (d) return to IBM all IBM confidential information or property, if any, and
    (e) reimburse IBM for all costs associated with IBM locating and securing another supplier of the Product or a product that is a suitable substitute to the Product. IBM shall also have all other remedies available at law, in equity and in the Agreement (including this Attachment).

7.2 Work Authorization Cancellation:
IBM may at any time cancel WAs in total or in part, for convenience or cause by notifying Supplier, in writing. Cancellation will be effective immediately upon Supplier's receipt of the notice. Supplier will immediately cease all work under such WA in accordance with the cancellation notice. IBM shall have no liability if it cancels WAs for cause, and IBM shall have the right to return all Products that have not been used for a full refund. IBM shall also have any other remedies available at law, equity or in this Agreement. If IBM cancels WA(s) for convenience, IBM's total and maximum liability, and Supplier's sole and exclusive remedy, shall be limited to the actual and reasonable costs substantiated by Supplier within any authorization limits and cancellation schedules set forth in the Agreement, Attachment and WA, provided, however, in no event, shall IBM's liability exceed the total outstanding balance of the canceled WAs. Supplier shall use all reasonable efforts to mitigate any IBM liabilities by returning to its suppliers, selling to others, or otherwise using any applicable materials, parts and subassemblies acquired or produced by Supplier in connection with the canceled WAs.

All amounts previously paid to Supplier shall be deducted from any amount so payable to Supplier and if such prior payments exceed the amount payable to Supplier under the applicable WA, Supplier agrees to refund the difference to IBM within 30 Days of the effective date of cancellation. The results of all work paid for by IBM under the applicable WA are the sole property of IBM, and upon cancellation, the disposition of all such IBM property shall be in accordance with IBM's written instructions.

8.0 SURVIVAL

The rights and obligations of Sections and Subsections 2.1, 2.2, 2.6, 6.0, 7.0,
8.0 and 9.0 of this Attachment shall survive and continue after termination or expiration of this Attachment and shall remain in full force and effect, and shall bind the parties and their legal representatives, successors, heirs and assigns. The rights and obligations of this entire Attachment as they apply to WAs that are not terminated or canceled shall survive and continue after expiration of this Attachment and shall bind the parties and their legal representatives, successors, heirs and assigns until expiration or cancellation of such WAs.

9.0 ORDER OF PRECEDENCE

In accordance with the Agreement RMSS-ODI-96-01-0 Subsection 10.9, "Entire Agreement and Order of Precedence" of the Agreement, any terms in any Supplier documents such as acknowledgments, shipping instructions or other Supplier forms shall be void and of no effect.


IN WITNESS WHEREOF, the parties hereto have caused this Attachment to be signed by their respective duly authorized representatives.

ACCEPTED AND AGREED TO:                     ACCEPTED AND AGREED TO:

INTERNATIONAL BUSINESS                      OVERLAND DATA, INCORPORATED
MACHINES CORPORATION


/s/ Kenneth R. Niggett    10/25/96          /s/ Scott McClendon        10/29/96
----------------------------------          -----------------------------------
Authorized Signature         Date           Authorized Signature          Date


Kenneth R. Niggett                          Scott McClendon
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Printed Name                                Printed Name


W.W. Materials Manager - Tape               President & CEO
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Title                                       Title


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